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                    DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: OCTOBER 1999


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
DISTRIBUTION DATE:
------------------
            11/22/1999


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                   Per $1,000 of  Original
                                                                                                      Class A/Class B
                                                                                                          Amounts
                                                                                                  -----------------------
   (i)  Principal Distribution
        ----------------------
          Class A-1                                                                    $0.00              $0.000000
          Class A-2                                                           $40,826,755.34             $80.367629
          Class A-3                                                                    $0.00              $0.000000
          Class A-4                                                                    $0.00              $0.000000
          Class B Amount                                                               $0.00              $0.000000

  (ii)  Interest Distribution
        ---------------------
          Class A-1                                                                    $0.00              $0.000000
          Class A-2                                                            $1,446,631.40              $2.847700
          Class A-3                                                            $1,892,000.00              $4.300000
          Class A-4                                                            $1,051,830.00              $4.350000
          Class B Amount                                                         $382,415.48              $4.683333

 (iii)  Monthly Servicing Fee                                                    $912,814.69
        ---------------------

          Monthly Supplemental Servicing Fee                                           $0.00

  (iv)  Class A-1 Principal Balance (end of Collection Period)                         $0.00
        Class A-1 Pool Factor (end of Collection Period)                           0.000000%
        Class A-2 Principal Balance (end of Collection Period)               $291,096,319.69
        Class A-2 Pool Factor (end of Collection Period)                          57.302425%
        Class A-3 Principal Balance (end of Collection Period)               $440,000,000.00
        Class A-3 Pool Factor (end of Collection Period)                         100.000000%
        Class A-4 Principal Balance (end of Collection Period)               $241,800,000.00
        Class A-4 Pool Factor (end of Collection Period)                         100.000000%
        Class B Principal Balance (end of Collection Period)                  $81,654,551.40
        Class B Pool Factor (end of Collection Period)                           100.000000%

   (v)  Pool Balance (end of Collection Period)                            $1,054,550,871.09

  (vi)  Interest Carryover Shortfall
        ----------------------------
          Class A-1                                                                    $0.00              $0.000000
          Class A-2                                                                    $0.00              $0.000000
          Class A-3                                                                    $0.00              $0.000000
          Class A-4                                                                    $0.00              $0.000000
          Class B                                                                      $0.00              $0.000000

        Principal Carryover Shortfall
        -----------------------------
          Class A-1                                                                    $0.00              $0.000000
          Class A-2                                                                    $0.00              $0.000000
          Class A-3                                                                    $0.00              $0.000000
          Class A-4                                                                    $0.00              $0.000000
          Class B                                                                      $0.00              $0.000000

 (vii)  Balance of the Reserve Fund Property (end of Collection Period)
          Class A Amount                                                      $57,100,909.30
          Class B Amount                                                               $0.00

(viii)  Aggregate Purchase Amount of Receivables repurchase by the
        Seller or the Servicer                                                $17,485,690.35
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